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                                                                EXHIBIT 10(r)(2)
                                 FIRST AMENDMENT
                                     TO THE
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                PROFIT-SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

     The Peoples Heritage Financial Group, Inc. Profit-Sharing and Employee Stock Ownership Plan ("Plan") was last amended and restated effective generally January 1, 1989. The Plan is hereby amended in the following respects:

     i. The terms used in this Amendment shall have the meanings set forth in the Plan, unless the context indicates otherwise.

     ii.  Section 1.11 is hereby amended to read as follows:

          "1.11 Earnings. The total compensation paid by the Company to the Employee for services rendered while a Participant that constitutes wages as defined in Section 3401(a) of the Code and all other payments made by the Company to an Employee for services rendered while a Participant for which the Company is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or service performed. Notwithstanding the forgoing to the contrary, Earnings
     (i) shall include elective contributions made by the Company on behalf of an Employee that are not includable in income under Section 125, Section 402(e)(3) or Section 402(h) of the Code; and (ii) shall be reduced by reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits.

          Notwithstanding the foregoing to the contrary, effective January 1, 1989, the annual Earnings of any Employee in excess of Two Hundred Thousand Dollars ($200,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan, and, effective January 1, 1994, the annual Earnings of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary may prescribe) shall not be taken into account under the Plan. In the event Earnings are determined based on a period of time which contains fewer than twelve (12) calendar months, the annual Earnings limit shall be an amount equal to the annual Earnings limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months and the denominator of which is twelve (12). For purposes of the annual Earnings limit, any Earnings paid to an Employee who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan
     Year) of an Employee who is a five percent owner (as defined in Section 416(i) of the Code) or one of the ten (10) Highly Compensated Employees paid the highest earnings (as defined in Section 4.8(a)(5)) for the Plan Year shall be
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     treated as paid to or on behalf of such five percent owner or Highly
     Compensated Employee. If Earnings for a prior Plan Year are taken into account for any Plan Year, such Earnings shall be subject to the annual Earnings limit in effect for such prior Plan Year."

     iii. Section 1.31 is hereby amended to read as follows:

          "1.31 Plan Administrator. A committee of not less than four (4) individuals appointed by the Board of Directors."

     iv.  Section 4.4 is hereby amended to read as follows:

          "4.4 Allocation of Company Contributions and Forfeitures. Company contributions and any Forfeitures from Participants' ESOP Accounts (whether in whole or fractional shares of Stock, cash or other property) during the Plan Year shall be allocated to the ESOP Stock Accounts and ESOP Cash Accounts, as the case may be, of Participants who completed at least 1,000 Hours of Service during such Plan Year and who were employed by the Company or an Affiliate on the last day of such Plan Year, or terminated employment during such year on account of death, Disability or Retirement. Such allocation shall be made in the same proportion that each such Participant's Earnings for the Plan Year bears to the total Earnings of all such Participants for the Plan Year."

     v.   Section 4.8(a)(5) is hereby amended to read as follows:

          "(5) 'Section 415 Compensation' shall mean, with respect to a Limitation Year, the total compensation paid by an Employer to an Employee for services rendered while an Employee that constitutes wages as defined in Section 3401(a) of the Code, and all other payments by the Employer to an Employee for services rendered while an Employee for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed. 'Limitation Year' shall mean the calendar year."

     vi. Section 6.6 Loans to Participants and all references thereto are hereby deleted.

     vii. Section 6.7 is hereby amended to read as follows:

          6.7  Direct Rollovers.

          (a) Effective January 1, 1993, a Participant who is entitled to receive an eligible rollover distribution may elect to have such distribution (or a portion thereof not less than Five Hundred Dollars ($500.00)) made


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               directly to an eligible retirement plan ("direct rollover
               election").

                    An alternate payee who is entitled to receive an eligible
               rollover distribution pursuant to a qualified domestic relations order under Section 6.9 and who is the spouse or a former spouse of a Participant may make a direct rollover election as if such alternate payee were the Participant.

                    A surviving spouse who is entitled to receive an eligible
               rollover distribution by reason of the Participant's death may make a direct rollover election; provided that such election is restricted to an eligible retirement plan that is an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

          (b) No earlier than ninety (90) days and no later than thirty (30) days before an eligible rollover distribution is to be made, the Plan Administrator shall provide the Participant, alternate payee, or surviving spouse, as the case may be, with a written explanation of:

                    (1) the rules under which he may make a direct rollover election;

                    (2) the legal requirement that federal income tax be withheld from the distribution if he does not elect a direct rollover;

                    (3) the rules under which the amount that he actually receives will not be subject to federal income tax if such amount is transferred ("rolled over") within sixty
                         (60) days after being received pursuant to Section 402(c) of the Code;

                    (4) the rules, if applicable, for receiving special income tax averaging, or capital gain treatment, under Section 402(d) of the Code; and

                    (5) the Plan provisions under which a direct rollover election with respect to one payment in a series of periodic payments will apply to all subsequent payments until such election is changed.

               Notwithstanding the foregoing to the contrary, if an eligible rollover distribution is one of a series of periodic payments, the explanation


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               required by this Paragraph (b) shall be provided annually as long as such payments continue.

          (c) A direct rollover election shall be made in such manner and at such time as the Plan Administrator shall prescribe, and shall include:

                    (1)  the name of the eligible retirement plan;

                    (2) a statement that such plan is an eligible retirement plan; and

                    (3) any other information necessary to permit a direct rollover by the means selected by the Plan Administrator.

                    An election to make a direct rollover with respect to one
               payment in a series of periodic payments shall apply to all subsequent payments in the series until such election is changed; such change with respect to subsequent payments may be made at any time.

          (d) Notwithstanding Paragraph (b) to the contrary, if an individual, after receiving the written explanation required by subsection
               (b) affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty
               (30) days after the date such written explanation was given, provided the Plan Administrator has informed such individual, in writing, of his right to a period of at least thirty (30) days to make such election.

          (e) As used in this Section, the following terms shall have the following meanings:

                    (1)  'Eligible Retirement Plan' shall mean

                         (A)  an individual retirement account, described in
                              Section 408(a) of the Code;

                         (B)  an individual retirement annuity described in
                              Section 408(b) of the Code (other than an endowment contract);

                         (C) a trust described in Section 401(a) of the Code which is exempt from tax under Section 501(a) of the Code and which is part of a defined contribution plan described in Section 414(i) of the Code


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                              that permits rollover contributions; or

                         (D) an annuity plan described in Section 403(a) of the Code.

                    (2) 'Eligible Rollover Distribution' shall mean a distribution from the Plan of Two Hundred Dollars ($200.00) or more, excluding the following:

                         (A) a distribution that is one of a series of periodic payments (not less frequently than annually) made for a specified period of ten (10) years or longer, for the distributee's life expectancy (or the joint life expectancy of the distributee and his designated Beneficiary), or for the distributee's life (or the joint lives of the distributee and his designated Beneficiary);

                         (B) a required distribution pursuant to Section 401(a)(9) of the Code."

     viii. Section 7.1 is hereby amended to read as follows:

          "7.1 Plan Administrator. The general administration of the Plan shall be vested in the Plan Administrator, who shall be a named fiduciary for purposes of Section 402(a) (2) of ERISA. In performing its duties, the Plan Administrator shall have the fullest discretion permitted under ERISA and the provisions of this Plan, and shall have all powers granted by the provisions of the Plan and the Trust Agreement except those specifically granted or allocated to the Board of Directors, to the Trustees, and any Investment Manager."

     ix.  Section 7.2(i) of the Plan is hereby amended to read as follows:

          "(i) to select any investment managers;"

     x.   Section 7.3 is hereby amended to read as follows:

          "7.3 Delegation of Ministerial Duties. The Plan Administrator may delegate to any of its members or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan."

     xi.  Section 9.1(a)(3) is hereby amended to read as follows:



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          "(3) decrease a Participant's ESOP Accounts balance (except to the extent permitted under Section 412(c)(8) of the Code), eliminate an optional form of benefit (except to the extent permitted by regulations), or have the effect of decreasing a Participant's Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective."

     xii. Section 9.1 is amended by adding a new subsection (d) to read as follows:

               "(d) If the vesting schedule in effect under the Plan is amended, each Participant who has completed at least three (3) Years of Service may elect to have his or her Vested Interest determined without regard to such amendment. The Plan Administrator shall promptly give each such Participant written notice of the adoption of any such amendment and the availability of the election to have his or her Vested Interest determined without regard to such amendment. An election by a Participant shall be in writing and shall be effective if filed with the Plan Administrator at any time during the period beginning with the date such amendment is adopted and ending on the later of (i) the date which is 60 days after the day such amendment is adopted, (ii) the date which is 60 days after the day such amendment becomes effective, or (iii) the date which is 60 days after the day the Participant receives written notice of such amendment. An election once made shall be irrevocable. For purposes of this Section, a Participant shall be considered to have completed 3 Years of Service if the Participant has completed 3 Years of Service prior to the expiration of the period in which an election could be made."

     xiii. This Amendment shall be effective January 1, 1989.

     IN WITNESS WHEREOF, Peoples Heritage Financial Group, Inc. has caused this Amendment to be executed by its duly authorized officer on this 23rd day of May 1995.


                                    PEOPLES HERITAGE FINANCIAL GROUP, INC.



                                    By   /s/ Carol L. Mitchell
                                         --------------------------------
                                         Name:  Carol L. Mitchell
                                         Title: Senior Vice President and
                                                General Counsel



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